UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K, filed by Spindle, Inc. (the “Company”) on February 1, 2018 (the “Original Form 8-K”). This Amendment No. 1 supplements the disclosure under Item 5.02 in the Original Form 8-K to include disclosure of Mr. Kelly’s response to the Original Form 8-K.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the Original Form 8-K, the Company reported that on January 26, 2018, Michael Kelly resigned from the Company’s Board of Directors (the “Board”). Mr. Kelly’s resignation was based on disagreements with business decisions, his view that the Board did not follow corporate formalities, and misrepresentation of information presented to the Board more fully described in the resignation letter filed as Exhibit 10.2 in the Original Form 8-K (the “Resignation Letter”).  In accordance with the requirements of Item 5.02 of Form 8-K, the Company provided Mr. Kelly with a copy of the disclosures that it is made in response to this Item 5.02 no later than the date of filing of the Original Form 8-K with the Securities and Exchange Commission (“SEC”). Mr. Kelly  furnished the Company with a letter addressed to the Company stating Mr. Kelly disagrees with the statements made by the Company in response to this Item 5.02 (the “Response Letter”). The Response Letter is filed as an exhibit to this Form 8-K/A.

The Company’s Board and management are aware of the details behind Mr. Kelly’s alleged concerns, has consulted legal counsel, and believe that the Board has acted in good faith and in accordance with its fiduciary duties in these matters. The Company and the Board disagree with the statements made by Mr. Kelly in the Response Letter and the Resignation Letter.

Spindle filed the Original Form 8-K with the Convertible Note (as defined in the Original Form 8-K) signed by Dr. Scott, as a precautionary measure, as the Company never received a counter-signed copy of the note from Mr. Kelly.

Further, the Company did request that Mr. Kelly sign the Convertible Note.  Besides the original email sent to Mr. Kelly with the Convertible Note signed by Dr. Scott, the Company’s interim CEO, on November 27, 2017, Dr. Scott sent two subsequent emails on November 28 and 29, 2017 asking Mr. Kelly to countersign and return the Convertible Note.  In Dr. Scott’s November 29, 2017 email, he said that the Company could not file the 8-K with the Convertible Note without Spindle having a fully signed copy.

The following are excerpts from emails sent from Dr. Scott to Mr. Kelly.

November 28 email (excerpt):  “Mike,  Can you please sign, scan and return the note to me ASAP?”

November 29 email (excerpt):  “Counsel has not drafted the 8K yet.  It needs to be issued within 4-days of the funding agreement once signed by both parties, and I was waiting to have the fully signed agreement before requesting the 8K draft from counsel.”

The Company disagrees with Mr. Kelly’s assertions (1) that it did not request that Mr. Kelly sign the Convertible Note, and (2) that it received a fully signed copy of the Convertible Note.

Cautionary Note

IN THE INTERESTS OF FULL AND COMPLETE DISCLOSURE AND THE REQUIREMENTS OF FORM 8-K, THE RESPONSE LETTER IS BEING FILED IN EXACTLY THE FORM IN WHICH IT WAS PROVIDED TO THE COMPANY, WITHOUT REDACTION OR MODIFICATION OF ANY KIND. THE COMPANY WISHES TO EMPHASIZE THAT THE RESPONSE LETTER REFLECTS THE THOUGHTS AND BELIEFS OF MR. KELLY, AS A RESULT, THE COMPANY TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THE RESPONSE LETTER, INCLUDING ANY RESPONSIBILITY THAT MAY ARISE IN CONNECTION WITH ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THE RESPONSE LETTER. STOCKHOLDERS AND INVESTORS ARE STRONGLY ENCOURAGED TO RELY ONLY ON THE INFORMATION ABOUT THE COMPANY CONTAINED IN THE COMPANY’S FILINGS WITH THE SEC, INCLUDING THE COMPANY MOST RECENT ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Response Letter, dated February 2, 2018, by Michael Kelly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2018

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Chief Executive Officer

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